EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Reports Q2 2020 Financial Results and

Provides Shareholder Update

VANCOUVER, B.C., CANADA (March 24, 2020) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator, is pleased to report its financial results for the second fiscal quarter ended January 31, 2020 and is providing shareholders with the following operational update.

Q2 2020 Financial Summary (results expressed in $USD unless otherwise indicated):

•	Reported Q2 2020 revenue of $1.57 million;
•	Basic and Diluted loss per share of $0.01;
•	Q2 2020 consolidated revenue reported from Nevada operations only;
•	Income from the Ohio operations is treated as equity (in earnings income) until the expected closing of a pending definitive agreement to acquire 100% ownership of NMG Ohio, LLC.
•	The Company anticipates consolidating revenues from ShowGrow Long Beach, once local and state licenses to conduct medical and adult-use commercial cannabis retail operations, are issued to NMG Long Beach LLC;
•	Inventory of $1.52 million as of January 31, 2020;
•	At January 31, 2020, BaM had $3.37 million in cash and working capital surplus of $5.44 million.
•	Total Assets were $38.81 million and Total Liabilities were $4.10 million at January 31, 2020.
•	101,853,217 common shares were issued and outstanding.
•	At January 31, 2020, BaM had zero serviceable debt (the interest on the CAD$1.6 million unsecured convertible debenture has been prepaid up to June 30, 2020 and as consideration for receiving interest in advance the lender has waived the right to receive further cash and had agreed to convert the debt into equity on July 1, 2020).

Operational Milestones for Q2 2020 and to Date:

California:

•	Construction at the ShowGrow San Diego location by NMG San Diego, LLC, is substantially complete and is anticipated to open pending local and state approvals. NMG San Diego, LLC is a 60% owned indirect subsidiary of BaM. View updated construction photos at http://bamcannabis.com/construction-update-march2020
•	Provisional Medical and Adult-use licenses for the San Diego location have been received by NMG San Diego, LLC;
•	Our wholly-owned indirect subsidiary, NMG Long Beach, LLC, has an application in process for the transfer of the Long Beach Medical and Adult-use dispensary license to NMG Long Beach, LLC;
•	Satellites Dip, LLC increased production offerings and distribution of BaM’s award-winning products to dispensaries in the state of California.

Nevada:

•	Completed construction and commenced operations at the new 7,500 square foot Nevada production facility;
•	BaM has commenced production utilizing new mechanization and automation equipment which will support expansion of the BaM product lines, SKU’s, and operating efficiencies.

Ohio:

•	BaM managed the fully operational Clubhouse dispensary outside Cleveland, Ohio, which is currently 30% indirectly owned by BaM;
•	A definitive agreement is in place to acquire the remaining 70% ownership of Clubhouse subject to regulatory approval;
•	Development of the Ohio production facility, which is currently 30% indirectly owned by BaM, was advanced with the execution of a long term lease and finalized architectural drawings;

Arkansas:

•	Expanded into Arkansas pursuant to a management arrangement with in-state licensee, Comprehensive Care Group LLC, with a dispensary and fifty plant cultivation facility;
•	Substantially completed construction of the medical dispensary in West Memphis, Arkansas. View updated construction photos at http://bamcannabis.com/construction-update-march2020
•	The facility is approximately 10,000 square feet with roughly 3,500 square feet of retail and approximately 6,500 square feet constructed for future cultivation and operations;
•	BaM and Comprehensive Care Group LLC are working closely with regulators to finalize inspections and certifications required to open the dispensary.

“Over the last quarter we have continued to expand operations with completion of the new Nevada production facility and substantial completion of the San Diego and Arkansas dispensaries. We look forward to opening both dispensary operations pending local and state approvals, which are in process” stated Michael Mills, President and Interim CEO of BaM. “While our highest revenue quarter to date was achieved by our Nevada operations, BaM has also been operating both the ShowGrow Long Beach and the Ohio dispensary for the full quarter. Revenues from ShowGrow Long Beach and Ohio are anticipated to be consolidated pending license transfers to BaM’s designated subsidiary from the current owners. Both the ShowGrow Long Beach dispensary and Ohio dispensary have definitive agreements providing for 100% ownership, pending the transfer of licenses to BaM subsidiaries. Our team has successfully focused on increased revenues and cost controls during our expansion period.”

“The past weeks have been incredibly challenging across the world and I have been greatly encouraged by the support of our operating States to continue dispensary and/or delivery, cultivation and production operations. All stakeholders have done their best to ensure a continued supply of safe and tested cannabis products for all patients and the consuming public. Our management and employee team have engaged in significant planning and protocols to ensure the utmost safety for our patients, customers and staff. We have been practicing CDC's Interim Guidance for Businesses and Employers to Plan and Respond to Coronavirus Disease cleaning and anti-virus protocols since early March and continue to rapidly update our procedures as new information becomes available,” stated Mr. Mills. “I would like to express my deep gratitude to the entire BaM team for their collective achievements this quarter and for their commitment to creating a safe environment for our patients, customers and staff.”

The unaudited consolidated interim financial statements for the quarter ended January 31, 2020 are available on SEDAR and EDGAR and should be read in connection with this news release.

About Body and Mind Inc.

BaM is a well capitalized publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills

President

Tel: 800-361-6312

ir@bamcannabis.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.